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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 25, 2002, accompanying the consolidated financial statements included in the Annual Report of WorldQuest Networks, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements (Form S-8 Nos. 333-40348, 333-40350, and 333-54498) of WorldQuest Networks, Inc.


/s/ Grant Thornton LLP

Dallas, Texas
March 12, 2002